EXHIBIT 10.29


                      THIS AGREEMENT SUBJECT TO ARBITRATION

                              Reinsurance Agreement
                            Effective March 27, 1997
                  (hereinafter referred to as the "Agreement")

                                     between

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                              Jacksonville, Florida
                   (hereinafter referred to as the "Company")

                                       and

                     AMERICAN PHYSICIANS INSURANCE EXCHANGE
                                  Austin, Texas
                  (hereinafter referred to as the "Reinsurer")



         WHEREAS, Company has appointed agents approved by Reinsurer to produce business under certain programs covering all standard medical malpractice insurance written by Company in Texas and which is described with more particularity on Addendum 2 hereto (hereafter "APS Program"); and

         WHEREAS, all insurance policies that are the subject of this Agreement (the "Policies") are managed for Company by American Physicians Insurance Agency, Inc., a Texas Managing General Agency (hereafter "Agent"); and

         WHEREAS, the Company desires to cede all of its liabilities arising from the Policies; and

         WHEREAS, the Reinsurer desires to accept all of the liability from the Policies, which the Company desires to reinsure;

         NOW, THEREFORE, in consideration of the premiums, terms, conditions, limitations and other consideration set forth in this Agreement, the parties agree as follows:


ARTICLE I - CLASSES OF BUSINESS REINSURED

A. Unless otherwise agreed on policies on a facultative basis, the Company hereby cedes on a 100% quota share basis with Reinsurer, and Reinsurer hereby accepts the cession on such basis, all liability under medical professional liability policies issued or renewed on behalf of all Texas health care providers issued by Company on or after the effective date of this Agreement. Company and Reinsurer anticipate that Company will retain larger portions of the business ceded to Reinsurer during the term of this Agreement. Business ceded hereunder shall include every rewrite, renewal or extension (whether

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         before  or after  termination  of this  Agreement)  of any  policy  the liability for which has already been ceded hereunder by the Company to the Reinsurer, including the liability associated with any such rewrite, renewal or extension that may be required by a state statute or by any rule or regulation of a state Insurance Department, or other authority having competent jurisdiction.

B. It is understood that the classes of business reinsured under this Agreement are deemed to include:

         Coverage for standard medical professional liability insurance in Texas written by Company.

C. "Net liability" as used herein is defined as the Company's gross liability assumed from business produced by authorized agents of Company in the APS Program.

D. The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company as regards the APS Program. The liability of the Reinsurer shall follow the Company in respect to all of the provisions of the Policies and any endorsements thereon or changes made thereto. In every case, the Reinsurer shall be deemed to have reinsured the risk on the same terms, conditions and limitations as those of the original policies, it being the intent of this Agreement that the Reinsurer shall follow the insurance fortunes of the Company in all matters falling under this reinsurance.


ARTICLE II - COMMENCEMENT AND TERMINATION

A. This Agreement shall become effective on March 27, 1997, as of 12:01 a.m. Central Time, with respect to policies with effective dates on or after this time, and shall continue in force thereafter for a period of eight (8) years, unless sooner terminated as provided herein.

B. Unless earlier terminated, this Agreement shall automatically be renewed for a renewal term of five (5) years, unless either party to this Agreement provides written notice to the other party at least 18 months before the expiration of the initial term that the party does not desire to continue this Agreement.

C. The Reinsurer retains the exclusive right and control to the book of business to be produced under the APS Program and may, upon agreement of termination, elect to find a different direct writing company to produce this reinsured business. Reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect

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         until the  natural  expiration,  cancellation  or rewrite  of  Policies constituting such business in force.

D. Termination. The term of this Agreement shall expire and this Agreement shall terminate upon the occurrence of any of the following events:

         1. Upon the effective date of the suspension, revocation or termination of either party's license necessary to perform its obligations under this Agreement by appropriate authority and after exhausting any appeals to which either party is entitled.

         2. The insolvency of either party, the inability to pay debts as they mature, the making of an assignment for the benefit of creditors, the dissolution of either party, the appointment of a receiver or liquidator for either party or for a substantial part of either party's property, or the institution of bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against either party under the laws of any jurisdiction.

         3. Misappropriation of funds or property of Company or funds received for it by Reinsurer; the failure of Reinsurer to remit to Company the funds due promptly upon demand; the commission by Reinsurer of any fraud against Company or any conduct injurious to Company's standing or good name.

         4. Misappropriation of funds or property of Reinsurer or funds received for it by Company; the failure of Company to remit to Reinsurer the funds due promptly upon demand; the commission by Company of any fraud against Reinsurer or any conduct injurious to Reinsurer's standing or good name.

         5. Default or material breach of this Agreement which is not cured by the defaulting or breaching party within 30 days of written notice from the non-defaulting or non- breaching party, such termination to take effect on the same date as termination of the Managing General Agency Contract between Agent and Company.

         6. Either party may terminate this Agreement at any time if the Stock Purchase and Stock Option Agreement between American Physicians Service Group, Inc., and Florida Physicians Insurance Company, Inc. is not closed in accordance with its terms.

 E. Accounting for premiums and losses shall be done on an accident year basis, using the same conventions that are used in the NAIC annual statement blanks for Schedule P.

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ARTICLE III - TERRITORY

The liability of the Reinsurer shall be limited to Policies issued to risks located in Texas under Policies issued by Company to insureds domiciled in the State of Texas at the time of issuance; however, this limitation shall not apply to losses of Company if the Policies provide coverage outside the aforesaid territorial limits.


ARTICLE IV - RETENTION AND LIMIT

As respects business subject to this Agreement, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 100% of the premiums and losses attached to the Policies produced under the APS Program.


ARTICLE V - LOSS IN EXCESS OF POLICY LIMITS

A. Loss in excess of policy limits shall mean any amount the Company pays or is held liable to pay in excess of its policy limits, but otherwise within the terms of its policy, together with any legal costs and expenses incurred in connection therewith or any punitive, exemplary, compensatory or consequential damages, other than loss in excess of policy limits (hereinafter called "extra contractual obligations") because of alleged or actual bad faith or negligence on its part in rejecting a settlement within policy limits, or in discharging its duty to defend or prepare the defense in the
         trial of          an action against its policyholder, or in
         discharging its duty to prepare or prosecute an appeal consequent upon such an action, or in otherwise handling a claim under a policy subject to this Agreement, 100% of the loss in excess of Policy limits and/or 100% of the extra contractual obligations shall be added to Company's loss, if any, under the policy involved and be covered under this Agreement.

B. Any loss in excess of limits or extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the policy.

C. Recoveries from any excess insurance or reinsurance which protects the Company against claims that are subject to this Agreement shall inure to the benefit of this Agreement only to the extent that the Reinsurer has paid for such excess insurance or reinsurance.



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ARTICLE VI - CEDING COMMISSION

The Reinsurer shall pay the Company a ceding commission equal to the sum of the following:

1. The commissions allowed to the producing agents and managing general agent under their contracts with Company as authorized by its MGA, American Physicians Insurance Agency, Inc. On all return premiums, the Company shall return to the Reinsurer at the same rate of advanced commission as paid by Company to producing agents. The Company and Reinsurer may mutually agree to have commissions, at agreed upon rates, paid directly from the Reinsurer to the producing agents, with the Reinsurer acting as the processing agent on Company's behalf.

2. The costs for all brokerage, taxes, board, exchange or bureau assessments, and for all other bureau or regulatory body expenses, excepting loss adjustment expense. The provision for taxes shall be estimated at 2.5% of net premiums written and adjusted annually to actual taxes paid. The difference between actual and estimated taxes shall be paid by the owing party to the other as soon as practicable after the close of each calendar year. In the event that return premiums exceed gross premiums written during any one calendar year, and in the further event that the Company is not able to recover premium taxes from the State of Texas on the resulting net return premiums, the Reinsurer agrees to reimburse the Company for any premium tax deduction made by the Reinsurer in the monthly accountings to the Company for the calendar year involved.

3. A fee as outlined in Addendum No. 1 attached hereto and incorporated herein for all purposes.


ARTICLE VII - REPORTS AND REMITTANCES

A. In lieu of the Company furnishing the Reinsurer with bordereaux showing the particulars of all reinsurances ceded hereunder, the Reinsurer shall furnish, or cause to be furnished, the Company as soon as practicable, but in no event later than sixty days, after the close of each of the respective periods indicated below (on forms agreeable to both parties hereto) with monthly, quarterly and annual reports showing the following statistical data in respect of the business reinsured hereunder.

         1.       Quarterly, with the data segregated by major classes:

                  (a) Net premiums written (i.e., gross less returns during the quarter).


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                  (b)      Net losses paid (i.e., gross losses less salvages
                           and other recoveries) during the quarter.

                  (c)      Net adjusting expenses paid during the quarter.

                  (d)      Other related expenses.
                  (e) Original premiums, and the unearned premiums thereon, on business in force hereunder at the close of the quarter year, segregated by term and month and year of expiration.

                  (f)  Estimated outstanding losses, with the data
                           segregated by major classes.

                  (g)      Other related expenses.

         2.       Annually, with the data segregated by major classes.

                  Annual summaries of net premiums written, net losses paid, net adjusting expenses paid during the year and other related expenses in such form so as to enable the Company to record such data in its convention annual statement. In force and unearned premium segregated as to advance premiums, premiums running 12 months or less from inception date of policy, and premiums running more than 12 months from inception date of policy in such form as to enable the Company to record such data in its statutory annual statement.

         3. Such other reasonable reports or information from time to time as reasonably requested by Company.

B. Monthly, within 45 days of the end of each calendar month, the Company shall remit the balance of the following to the Reinsurer provided the Company has collected the gross net written premium:

         1.       Ceded gross net written premium for the month; less

         2.       Ceding commissions and other expenses referenced in
                  Article VI of this Agreement.

Any amount shown to be due the Company shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the Company's report by the Reinsurer.


ARTICLE VIII - ORIGINAL CONDITIONS

A. All reinsurance under the Agreement shall be subject to the same rates, terms, conditions and waivers, and to the same modifications as the respective policies of the Company which

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         shall be approved by Reinsurer.  The  Reinsurer  shall be credited with its exact proportion of the original premiums received by the Company, as specified in Article IV.

B. Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Agreement.


ARTICLE IX - ASSIGNMENTS AND ASSESSMENTS

A. The provisions of Article IV shall apply to risks assumed by the Company under any Assigned Risk Plan if, in the opinion of the Company, such risks were assumed by the Company because of the business written and reinsured hereunder.

B. The provisions of Article IV shall also apply to a proportion of any assessments or credits imposed or allowed on Company by law, including any credits against premium taxes, pursuant to those laws and regulations creating obligatory funds [including, to the extent applicable to the Policies, the Texas Property Casualty Guaranty Association or other guaranty association pools; the Texas Medical Liability Insurance Underwriting Association ("JUA"); FAIR plans and similar plans], said proportion to be the proportion of Company's APS Program premiums causing the assessment which were or are subject to this Agreement.

C. In the event this Agreement is terminated, the provisions of this Article shall continue to apply for as long as Company is subject to assignments and/or assessments because of the business reinsured hereunder.


ARTICLE X - CLAIMS SETTLEMENT

A. All loss settlements made by the Company under the terms of this Agreement shall be unconditionally binding upon the Reinsurer in proportion to its participation, and the Reinsurer shall benefit proportionately in all salvage and recoveries. The Reinsurer shall bear its proportionate share of all expenses incurred by the Company in investigation, adjustment, appraisals or defense of all claims under policies issued by the Company and reinsured hereunder (excluding, however, office expense and salaries of officials of the Company), and shall receive its proportionate share of any recovery of such expense. However, the Company hereby authorizes the Reinsurer to negotiate loss settlements, and to handle all such other matters as are necessary for the adjustment or defense of claims arising under Policies as previously defined, under the supervision of the Company.


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 B.      It is understood  that the Company is not  required,  nor will it carry
         any  excess  of  loss   coverage  that  might  arise  from  any  single
         catastrophe or catastrophes, and that the Reinsurer will, if it desires, provide catastrophe coverage in the amount or amounts it considers sufficient.


ARTICLE XI - OFFSET

The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses, or otherwise.


ARTICLE XII - ACCESS TO RECORDS

Each party shall have access during normal business hours to all records of the other party which pertain to the reinsurance hereunder. Requests shall be made at least 72 hours in advance of the access date.


ARTICLE XIII - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission will be rectified as soon as possible after discovered and brought to the attention of the Company's management.


ARTICLE XIV - CURRENCY

A. Whenever the word "dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States dollars and all transactions under this Agreement shall be in United States dollars.

B. Amounts paid or received by the Company in any other currency shall be converted to United States dollars at the rate of exchange at the date such transaction is entered on the books of the Company.


ARTICLE XV - SECURITY PROVIDED BY REINSURER

A. The Reinsurer agrees to fund its share of the Company's unearned premium and outstanding loss and loss adjustment

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         expense  reserves on the APS Program,  as described in Article XV, Part
         C, so as to allow the Company to take credit for reserves ceded in its statutory annual statement as follows (Determination of reserves shall be made by Agent and Reinsurer):

         1. Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

         2.       Escrow accounts for the benefit of the Company and/or

         3.       Cash advances;

                  if, without such funding a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved in the states in which the APS Program business is written. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

B. With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to insurance regulatory authorities involved, will be issued for a term of at least one year and will include an "evergreen clause", which automatically extends the term for at least one additional year at each expiration date unless written notice of non-renewal is given to the Company not less than 30 days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Agreement, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one or more of the following purposes:

         1. To reimburse itself for the Reinsurer's share of unearned premiums returned to insureds on account of policy cancellations, unless paid in cash by the Reinsurer;

         2. To reimburse itself for the Reinsurer's share of losses and/or loss adjustment expense paid under the terms of policies reinsured hereunder, unless paid in cash by the Reinsurer;


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         3.       To reimburse itself for the Reinsurer's share of any
                  other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer;

         4. To fund a cash account in an amount equal to the Reinsurer's share of any ceded unearned premium and/or outstanding loss and loss adjustment expense reserves including incurred but not reported loss reserves funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer 10 days prior to its expiration date;

         5. To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer's share of the Company's ceded unearned premium and/or outstanding loss and loss adjustment expense reserves, if so requested by the Reinsurer.

         In the event the amount drawn by the Company on any letter of credit is in excess of the actual amount required for B(1), B(2) or B(4), or in the case of B(3), the actual amount determined to be due, the Company shall return to the Reinsurer within 45 days the excess amount so drawn.

C. Reinsurer agrees that for the first two years after issuance of any policy reinsured under this Agreement, the amount of security shall be the greater of (1) the direct written premiums or (2) the Company's unearned premium and outstanding loss and loss adjustment expense reserves; such losses and loss adjustment expense reserves to be established by mutual agreement of the Company and Reinsurer (the "Case Reserves"). After the first two years after issuance of any policy reinsured under this Agreement, the amount of security required from the Reinsurer shall be the Company's unearned premium reserves and the Case Reserves.


ARTICLE XVI - INSOLVENCY

A. In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond

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         reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

C. It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, or except (1) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed in writing such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.


ARTICLE XVII - ARBITRATION

A.       Resolution of Disputes by Arbitration

         The parties agree that all controversies or disputes arising out of, in connection with, or which relate to this Agreement or performance under this Agreement, which cannot be resolved by mutual agreement, shall be submitted to arbitration for resolution, as herein provided.

B.       Selection of Arbitrators

         Arbitration shall be by a panel of three neutral arbitrators, each of which shall be an active or former officer of an insurance or reinsurance company, including a Lloyd's company, which, at the time of the demand for arbitration, issues or has recently issued policies of insurance of the type covered

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         by this Reinsurance Agreement.  In addition, each arbitrator shall meet the requirements of, and shall agree to act in accordance with, the Code of Ethics for Arbitrators in Commercial Disputes sponsored by the American Bar Association and the American Arbitration Association,
         except  to  the  extent  that  conduct   prohibited  by  such  Code  is
         specifically permitted by the terms of this provision.

         Within thirty (30) days after receipt of a demand for arbitration, each party shall designate its arbitrator. The designation shall contain information sufficient to allow the other party to judge the qualifications of the person designated as arbitrator. Thereafter, each party shall have fifteen (15) days within which to accept the arbitrator designated by the other party or to challenge the qualifications of the arbitrator so designated.

         The arbitrators so designated and accepted shall, within thirty (30) days after acceptance, select the third arbitrator. Arbitrators may consult with the party nominating them as to acceptability of persons under consideration for appointment by them as third arbitrator. If the third arbitrator has not been selected within that time, each arbitrator shall, within fifteen (15) days, nominate three qualified individuals to serve as the third arbitrator. The American Arbitration Association shall appoint a third arbitrator from the persons nominated who meet the qualifications described in this Agreement.

         If either party refuses or neglects to appoint an arbitrator within thirty (30) days after receipt of a demand for arbitration, the demanding party may appoint two (2) arbitrators.

C.       Arbitration Procedure

         Arbitration shall begin upon the filing by one of the parties of a written demand for arbitration. Such demand shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought. Such demand shall be served upon the other party by certified mail, return receipt requested, at the place designated by this Agreement for the service of notices in Article II of this Agreement.

         Within sixty (60) days after the arbitration panel has been finalized, the parties shall submit their dispute or controversy to the panel of arbitrators for decision. The site for the arbitration hearing shall be Dallas, Texas or as mutually agreed by the parties. The rules for the gathering of evidence, taking of discovery or depositions, if any, and the conduct of the hearing shall be such rules as are included

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         in  the  Commercial  Arbitration  Rules  of  the  American  Arbitration
         Association, to the extent not inconsistent with the terms of this provision. The parties may agree to use modified rules to expedite the arbitration process. The formal rules of evidence need not apply, in the arbitrators' discretion, to the hearing.

         All arbitrators shall participate in the deliberations and a decision on any matter shall be by a majority of the arbitrators.

         The final decision of the arbitration panel shall be submitted in writing, in such form as the arbitrators determine, within thirty (30) days after the conclusion of the arbitration hearing. The decision of the arbitrators shall be final, except that an appeal may be taken only for one or more of the reasons assigned for vacating an award as provided by the Federal Arbitration Act, which law shall apply and govern the arbitration process contemplated hereunder, to the extent not inconsistent with this provision.

         Insofar as the panel looks to substantive law, it shall consider the laws of the State of Texas.

D.       Costs of Arbitration Proceeding

         Each party shall bear the cost of its own arbitrator. The costs of the arbitration proceeding, including the fees of the third arbitrator, shall be borne equally by the parties, unless the arbitration panel orders otherwise. The panel, in its discretion, may also allocate and award other reasonable out-of-pocket costs of the parties, including reasonable attorney's fees, as it deems fair and equitable under the circumstances.

E.       Confidentiality

         The parties agree, and the appointed arbitrators shall agree as part of their acceptance of nomination, to keep confidential and not disclose to persons not connected with the arbitration the details of the arbitration and all information received by them in connection therewith, except as may be required by process of law.


ARTICLE XVIII - HOLD HARMLESS AGREEMENT

In consideration of the Company having delegated to the Reinsurer and to Agent, the duty of performing the day-to-day policy underwriting, clerical, processing and claims functions on policies reinsured hereunder (with the Company retaining the general and ultimate authority in such matters), the Reinsurer hereby holds the

Company harmless from and shall reimburse the Company for any and all loss, costs, damage or expense of whatever kind or character (including but not limited to all legal fees and expenses incurred by the Company in asserting its rights under this Agreement) as a result of the Company's having made such delegation whether or not such loss, costs, damage or expenses fall within the terms of Policies written and reinsured hereunder.


ARTICLE XIX - PROCESSING AND HANDLING OF BUSINESS

It is specifically understood and agreed to by the Company and Reinsurer , that all issuance, maintenance and servicing of Policies, claims and any other documents arising out of business written by Company in the APS Program under this Agreement will be performed by Agent. This includes, but is not limited to, application processing, policy issuance, cash handling, billings, collections, cancellations, reinstatements, agency commission payments (including information return reporting on behalf of the Company) and collections, claims handling, adjusting, payments, litigation, subrogation, all financial reporting records and requirements, and any other operational functions normally performed in the course of writing automobile business.


ARTICLE XX - EXCLUSIVE AGREEMENT

Company agrees that Reinsurer will act as its exclusive reinsurer for all standard medical professional liability insurance in Texas during the term of this Agreement.


ARTICLE XXI - MISCELLANEOUS

A. This Agreement shall bind and inure to the sole benefit of the Company and the Reinsurer and their respective successors and assigns and shall not confer any benefit on any other person.

B. The provisions of this Agreement shall not create any right or legal relationship between Reinsurer and any insured and/or policyholder of Company.

C. This Agreement may be executed in one or more counterparts, each of which is deemed to be an original, and all of which taken together shall constitute one and the same instrument.

D. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior understandings, whether written or oral, with respect thereto.

E. This Agreement may be amended from time to time by a written instrument validly executed by the duly authorized representatives of each of the parties hereto. No waiver of any of the terms or conditions of this Agreement by any party shall be considered as creating a waiver of the same terms or conditions in any subsequent transaction or occurrence.

F. This Agreement shall be construed under the laws of the State of Texas.

G. This Agreement shall be considered as an honorable undertaking made in good faith and shall be subject to a liberal construction for the purpose of giving effect to the good faith and honorable intentions of the Company and Reinsurer.



The Company by its duly authorized representative has executed this Agreement as of the date undermentioned:

This 27th day of March, 1997.


                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.



                          By __________________________


                          Its ________________________




The Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Austin, Texas, this 27th day of March, 1997.


                     AMERICAN PHYSICIANS INSURANCE EXCHANGE




                        By _____________________________


                        Its _____________________________

The Agent by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Austin, Texas, this 27th day of March, 1997.


                   AMERICAN PHYSICIANS INSURANCE AGENCY, INC.



                        By _____________________________


                        Its _____________________________

                                 ADDENDUM NO. 1

                            TO REINSURANCE AGREEMENT
                            Effective March 27, 1997

                                    issued to

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                              Jacksonville, Florida

                                       by

                     AMERICAN PHYSICIANS INSURANCE EXCHANGE
                                  Austin, Texas




It is agreed that a fee shall be allowed by the Reinsurer to the Company at four percent of direct premiums written for the first year that this Agreement is in effect. Thereafter the fee allowed by the Reinsurer to the Company shall be the greater of (i) four percent of direct premiums written, or (ii) $240,000.



                                    COMPANY:



                                    -------------------------------------
                      By:__________________________________
                      Title:_______________________________


                                    REINSURER:



                                    ------------------------------------
                      By:_________________________________
                      Title:______________________________

                                 ADDENDUM NO. 2

                            TO REINSURANCE AGREEMENT
                            Effective March 27, 1997

                                    issued to

                   FLORIDA PHYSICIANS INSURANCE COMPANY, INC.
                              Jacksonville, Florida

                                       by

                     AMERICAN PHYSICIANS INSURANCE EXCHANGE
                                  Austin, Texas



Specialties

Medical Doctors (M.D.)
Osteopaths (D.O.)
Chiropractors (D.C.)
Podiatrists (D.P.M.)
Certified Nursing Assistant
Dental Hygienist
Dietitian/Nutritionist
Heart/Lung Perfusionist
Medical Laboratory Technician
Nurse Anesthetist
Nurse Midwife
Nurse Practitioner
  (Including Obstetrical N.P., Pediatric/Family N.P.
   Psychiatric N.P.
   Surgical N.P.)
Nurse - Critical Care
Nurse - Emergency Room
Nurse - LPN, LVN, Aide,
        1st year RN Nurse - General Duty Nurse - Obstetrical Nurse - Scrub Nurse OR Technician (Hospital) Optician Optometrist Paramedic Pharmacist Physical Therapist Physicians Assistant Psychotherapist Respiratory Therapist Surgeons Assistant Other - Allied Health
  Care N.O.C.



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